Exhibit 99.1

KBR, Inc. Announces Offering of $350 Million of Convertible Senior Notes Due 2023

•                  Lowers cash interest rate and increases fixed to float debt ratio by reducing senior secured debt with convertible bond proceeds

•                  Transaction to restore availability under committed senior secured credit facility

•                  KBR intends to enter into bond hedge and warrant transactions to increase the effective conversion premium, with a warrant strike expected to be a 100% premium

•                  KBR intends to settle the principal amount of the notes in cash at maturity

HOUSTON - November 12, 2018 - KBR, Inc. (NYSE:  KBR) announced today that it intends to offer $350 million aggregate principal amount of convertible senior notes due 2023 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). KBR expects to grant the initial purchasers an option to purchase up to an additional $52.5 million principal amount of notes, solely to cover over-allotments, if any.

KBR intends to use a portion of the net proceeds of the offering primarily to reduce senior secured debt by repaying a portion of the outstanding indebtedness under its senior secured credit facilities, to maximize committed capital to fund ongoing investments. KBR intends to use the remaining net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to KBR from the sale of the warrant transactions described below). If the initial purchasers exercise their over-allotment option to purchase additional notes, KBR expects to sell additional warrants to the option counterparties and use the net proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to repay a portion of the outstanding indebtedness under its senior secured credit facilities and to enter into additional convertible note hedge transactions with the option counterparties.

The notes will bear interest semi-annually and will mature on November 1, 2023, unless earlier repurchased or converted in accordance with their terms.  Prior to May 1, 2023, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. KBR may not redeem the notes prior to maturity.  The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of KBR’s common stock or a combination of cash and shares of KBR’s common stock, at KBR’s election. Upon any conversion of the notes, KBR’s intention is to settle the principal amount of the notes in cash. Holders of the notes will have the right to require KBR to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain corporate events.  The final terms of the notes, including the initial conversion rate, interest rate and other terms, will be determined at the time of pricing.

In connection with the offering, KBR expects to enter into separate convertible note hedge and warrant transactions with one or more of the initial purchasers or affiliates thereof (in this capacity, the “option counterparties”).  The convertible note hedge transactions are expected generally to reduce potential dilution to KBR’s common stock upon any conversion of notes and/or offset any cash payments KBR is required to make in excess of the principal amount of converted notes.  However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of KBR’s common stock exceeds the applicable strike price of the warrants, which is expected to be a 100% premium to the closing price of KBR’s common stock on the day the offering is priced. If the initial purchasers exercise their over-allotment option to purchase additional notes, KBR expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, the option counterparties or affiliates thereof expect to enter into various derivative transactions with respect to KBR’s common stock and/or purchase shares of KBR’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of KBR’s common stock or the notes at that time.

In addition, the option counterparties or affiliates thereof may modify their hedge positions by entering into or unwinding various derivative transactions with respect to KBR’s common stock and/or purchasing or selling KBR’s common stock or other securities of KBR in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of KBR’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Neither the notes nor any shares of KBR’s common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act, or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About KBR, Inc.

KBR is a global provider of differentiated professional services and technologies across the asset and program lifecycle within the Government Services and Hydrocarbons sectors. KBR employs approximately 34,000 people worldwide (including our joint ventures), with customers in more than 75 countries, and operations in 40 countries, across three synergistic global businesses:

•                  Government Services, serving government customers globally, including capabilities that cover the full lifecycle of defense, space, aviation and other government programs and missions from research and development, through systems engineering, test and evaluation, program management, to operations, maintenance, and field logistics

•                  Technology, including proprietary technology focused on the monetization of hydrocarbons (especially natural gas and natural gas liquids) in ethylene and petrochemicals; ammonia, nitric acid and fertilizers; oil refining and gasification

•                  Hydrocarbons Services, including onshore oil and gas; LNG (liquefaction and regasification)/GTL; oil refining; petrochemicals; chemicals; fertilizers; differentiated EPC; maintenance services (Brown & Root Industrial Services); offshore oil and gas (shallow-water, deep-water, subsea); floating solutions (FPU, FPSO, FLNG & FSRU); program management and consulting services

KBR is proud to work with its customers across the globe to provide technology, value-added services, integrated EPC delivery and long term operations and maintenance services to ensure consistent delivery with predictable results.  At KBR, We Deliver.

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the proposed terms of the notes, the convertible note hedge transactions and the warrant transactions, the completion, timing and size of the proposed offering, the expectation to settle the principal amount of the notes in cash upon conversion, and the anticipated use of proceeds from the proposed offering.

KBR’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Alison Vasquez
Vice President, Investor Relations

713-753-5082

Investors@kbr.com

Media
Brenna Hapes
External Global Communications

713-753-3800

Mediarelations@kbr.com